SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): March 2, 2000



                               COMCAST CORPORATION
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             (Exact name of registrant as specified in its charter)


 Pennsylvania                        0-6983                         23-1709202
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(State or other                 (Commission file                  (IRS employer
jurisdiction of                      number)                      identification
incorporation)                                                          no.)



             1500 Market Street, Philadelphia, PA         19102-2148
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            (Address of principal executive offices)      (Zip Code)




        Registrant's telephone number, including area code (215) 665-1700
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Item 2.   Acquisition or Disposition of Assets

On March 2, 2000, Comcast Corporation ("Comcast") announced that it had completed the acquisition by merger of Jones Intercable, Inc., an indirect controlled subsidiary of Comcast ("Jones"). Each former Jones shareholder is entitled to receive 1.4 shares of Comcast Class A Special Common Stock for each share of Jones. In the merger, Comcast issued 58.9 million shares of its Class A Special Common Stock and acquired the 60.4% of the stock of Jones that it did not previously own. As a result, Jones has been merged with and into Comcast JOIN Holdings, Inc., a wholly owned subsidiary of Comcast.

A press release announcing the completion of the merger was issued by Comcast on March 2, 2000. The information contained in the press release is incorporated herein by reference. The press release is attached hereto as Exhibit 99.1.

ITEM 7.  Financial Statements and Exhibits.

                 (c)      Exhibits:

                 10.1 Agreement and Plan of Merger among Jones Intercable, Inc., Comcast Corporation and Comcast JOIN Holdings, Inc., dated as of December 22, 1999 (incorporated by reference to Appendix A to Comcast Corporation's Registration Statement on Form S-4, as amended, filed on January 26, 2000).

                  99.1     Press Release dated March 2, 2000.

                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 3, 2000                      COMCAST CORPORATION

                                             By: /s/ Joseph J. Euteneuer
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                                                 Joseph J. Euteneuer
                                                 Vice President and
                                                 Corporate Controller

                                  EXHIBIT INDEX
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     10.1 Agreement and Plan of Merger among Jones Intercable, Inc., Comcast Corporation and Comcast JOIN Holdings, Inc., dated as of December 22, 1999 (incorporated by reference to Appendix A to Comcast Corporation's Registration Statement on Form S-4, as amended, filed on January 26, 2000).

     99.1           Press Release dated March 2, 2000.